Hughes Hubbard & Reed LLP
                             One Battery Park Plaza
                            New York, New York 10004

                               February 23, 2004



MediaNews Group, Inc.
1560 Broadway, Suite 2100
Denver, CO 80202

      Re:   MediaNews Group, Inc. - Registration Statement On Form S-4
            ----------------------------------------------------------

Ladies and Gentlemen:

            We have acted as your counsel in connection with the Registration Statement on Form S-4 (the "Registration Statement") to be filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Act"), in respect of the registration under the Act of the 6 7/8% Senior Subordinated Notes due 2013 (the "New Notes"), to be offered in exchange for all outstanding 6 7/8 % Senior Subordinated Notes due 2013 (the "Old Notes"), issued pursuant to an indenture (the "Indenture") between MediaNews Group, Inc. (the "Company") and The Bank of New York, as trustee (the "Trustee"), dated as of November 25, 2003.

            In connection with this opinion letter, we have examined: the Registration Statement, including the Prospectus which forms a part of the Registration Statement, the Indenture, the forms of Old Note and New Note, and originals, or copies certified or otherwise identified to our satisfaction, of such other documents, records, instruments and certificates of public officials as we have deemed necessary or appropriate to enable us to render this opinion. In addition, we have assumed: (i) that all signatures are genuine, (ii) that all documents submitted to us as originals are genuine, (iii) that all copies submitted to us conform to the originals, (iv) that the Indenture has been duly authorized, executed and delivered by all parties thereto (other than the Company) and is the legal, valid, binding and enforceable agreement of all parties thereto (other than the Company) and (v) that the Old Notes were duly and validly authenticated and delivered by the Trustee pursuant to the terms of the Indenture.

            We are members of the bar of the State of New York, and the opinion set forth below is restricted to matters controlled by federal laws, the laws of the State of New York and the General Corporation Law of the State of Delaware.

            Based on the foregoing, it is our opinion that, when (i) the applicable provisions of the Act and such "Blue Sky" or other state securities laws as may be applicable shall have been complied with and (ii) the New Notes, in the form included in the Indenture, have been duly executed and authenticated in accordance with the Indenture, and duly issued and delivered by the Company in exchange for an equal principal amount of Old Notes pursuant to the terms of

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the exchange offer described in the Registration Statement, the New Notes will be legally issued and will be binding obligations of the Company, subject to (a) limitations imposed by bankruptcy, reorganization, moratorium, insolvency, fraudulent conveyance, fraudulent transfer, preferential transfer and other laws of general application relating to or affecting the enforceability of creditors' rights and to general principles of equity, including, without limitation, reasonableness, good faith and fair dealing, and considerations of impracticability or impossibility or performance and defenses based upon unconscionability (regardless of whether such enforceability is considered or applied in a proceeding in equity or at law) and (b) the qualifications that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

            We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the heading "Legal Matters" in the Prospectus included in the Registration Statement. In giving such consent, we do not thereby admit that we are "experts" within the meaning of the Act or the rules and regulations of the Securities and Exchange Commission issued thereunder with respect to any part of the Registration Statement, including this exhibit.


                                    Very truly yours,




                                    /s/ Hughes Hubbard & Reed LLP